Exhibit 99.2

                          Akeena Solar, Inc.
                 Consolidated Statement of Operations
   For the Three and Twelve Months Ended December 31, 2006 and 2005


                        Three Months Ended           Year Ended
                           December 31,             December 31,
                        2006         2005        2006         2005
                     ------------ ----------- ------------ -----------
Net sales            $ 4,487,600  $2,405,800  $13,390,100  $7,191,400
Cost of sales          3,632,300   1,946,900   10,361,500   5,595,500
                     ------------ ----------- ------------ -----------
   Gross profit          855,300     458,900    3,028,600   1,595,900

Operating expenses
                     ------------ ----------- ------------ -----------
Sales and marketing      722,900     128,300    1,550,400     547,800
General and
 administrative        1,293,700     262,600    3,219,800   1,034,400
                     ------------ ----------- ------------ -----------
   Total operating
    expenses           2,016,600     390,900    4,770,200   1,582,200
                     ------------ ----------- ------------ -----------
   Income from
    operations        (1,161,300)     68,000   (1,741,600)     13,700

Other income
 (expense)
Interest income
 (expense), net          (24,100)     (5,100)     (67,700)    (11,800)
                     ------------ ----------- ------------ -----------
   Total other
    income (expense)     (24,100)     (5,100)     (67,700)    (11,800)
                     ------------ ----------- ------------ -----------
Net loss             $(1,185,400) $   62,900  $(1,809,300) $    1,900
                     ============ =========== ============ ===========


Weighted average
 shares used in
 computing (loss)
 earnings per common
 equivalent share:    16,291,229   9,000,000   10,304,739   9,000,000

(Loss) Earnings Per
 Share               $     (0.07) $     0.01  $     (0.16) $     0.00
                     ============ =========== ============ ===========


                          AKEENA SOLAR, INC.
                      Consolidated Balance Sheet
                          December 31, 2006

                                                             2006
                                                          ------------
Assets
Current assets
 Cash and cash equivalents                                $   992,376
 Accounts receivable, net                                   3,434,569
 Inventory                                                  1,791,816
 Prepaid expenses and other current assets, net               838,192
                                                          ------------
     Total current assets                                   7,056,953
Property and equipment, net                                   194,867
Due from related party                                         21,825
Customer list, net                                            230,988
Other assets                                                   24,751
                                                          ------------
     Total assets                                         $ 7,529,384
                                                          ============
Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable                                         $ 2,053,567
 Customer rebate payable                                    1,196,363
 Accrued liabilities                                          622,184
 Accrued warranty                                             508,655
 Common stock issuable                                        175,568
 Deferred revenue                                             981,454
 Credit facility                                              500,000
 Current portion of capital lease obligations                  12,205
 Current portion of long-term debt                             17,307
                                                          ------------
     Total current liabilities                              6,067,303

Capital lease obligations, less current portion                42,678
Long-term debt, less current portion                           28,673
                                                          ------------
     Total liabilities                                      6,138,654
                                                          ------------


Commitments, contingencies and subsequent events

Stockholders' equity:

 Preferred stock, $0.001 par value; 1,000,000 shares
  authorized; none issued and outstanding at December 31,
  2006                                                              -
  Common stock $0.001 par value; 50,000,000 shares
   authorized; 15,877,751 shares issued and outstanding
   at December 31, 2006                                        15,878
 Additional paid-in capital                                 2,955,926
 Accumulated deficit                                       (1,581,074)
                                                          ------------
     Total stockholders' equity                             1,390,730
                                                          ------------
     Total liabilities and stockholders' equity           $ 7,529,384
                                                          ============